Exhibit 107

Calculation of Filing Fee Table

Form S-1 and Form S-4

(Form Type)

BellRing Distribution, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(2)	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, par value $0.01 per share	457(a)	121		$3,349.28	0.0000927	$0.31
Fees Previously Paid	Equity	Common stock, par value $0.01 per share	457(a)	78,076,819		$2,023,751,148.48		$187,602
	Total Offering Amounts					$2,023,754,497.76		—
	Total Fees Previously Paid(3)							$189,845.43
	Total Fee Offsets(3)							$0.31
	Net Fee Due(3)							$0.00

(1)

Represents only the additional number of shares of common stock of BellRing Distribution, LLC (“New BellRing”) (“New BellRing Common Stock”) being registered pursuant to this Registration Statement to be issuable upon completion of the distribution by Post Holdings, Inc. (“Post”) of New BellRing Common Stock contemplated by the Transaction Agreement and Plan of Merger, dated as of October 26,2021, as amended on February 28, 2022, among BellRing Brands, Inc. (“BellRing”), Post, New BellRing and BellRing Merger Sub Corporation, as described in this Registration Statement.

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, based on the book value (computed as of March 8, 2022, the most recent date for which such information is available) of the shares of Class A common stock, par value $0.01 per share, of BellRing.

(3)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $2,023,751,148.48 on its Registration Statement on Form S-4 and Form S-1 (File No. 333-261873), which was declared effective by the Securities and Exchange Commission on February 3, 2022. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $3,349.28 is hereby registered. A total of $189,845.43 was previously paid by New BellRing in connection with the filing of the Registration Statement on Form S-4 and Form S-1 on December 23, 2021 (File No. 333-261873) pursuant to Rule 457(f)(1), of which $187,602 was previously used to register 78,076,819 shares of New BellRing Common Stock pursuant to Rule 457(f)(2). Since the aggregate registration fees payable in connection with the transaction, including the additional shares registered herewith have previously been paid, no additional filing fee is paid herewith.

Carry Forward Securities

N/A

Table 2: Fee Offset Claims and Sources

Rule 457(b) and 0-11(a)(2)

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fees Offset Claims	BellRing Distribution, LLC	Form S-1 and S-4	333-261873	December 23, 2021		$0.31	Equity	Common stock, par value $0.01 per share
Fee Offset Sources	BellRing Distribution, LLC	Form S-1 and S-4	333-261873		March 10, 2022		Equity	Common stock, par value $0.01 per share			$0.31

Rule 457(p)

N/A

Table 3: Combined Prospectuses

N/A